Exhibit 10.3

ASSIGNMENT OF PURCHASE AGREEMENT – CEDAR RIDGE PROPERTY

This Assignment of Purchase Agreement (this “Assignment”) is made as of February 27, 2014 (the “Effective Date”) by and among CHP Partners, LP, a Delaware limited partnership (“Assignor”), CHP Isle at Cedar Ridge TX Owner, LLC, a Delaware limited liability company (“Assignee #1”) and CHP Isle at Cedar Ridge TX Tenant Corp., a Delaware corporation (“Assignee #2,” and together with Assignee #1, each an “Assignee” and collectively, the “Assignees”).

R E C I T A L S

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns and transfers to the Assignees certain rights under that certain Purchase and Sale Agreement dated as of October 7, 2013 (as it has been and may be further amended from time to time, the “Purchase Agreement”), by and among each of the parties named on Exhibit “A” attached thereto (collectively, “Seller”), as seller, and Assignor, as purchaser, as more fully described below:

Assignor hereby assigns and transfers (x) to Assignee #1 its rights under the Purchase Agreement to acquire the Real Property known as Isle at Cedar Ridge and located at 2200 S. Lakeline Boulevard, Cedar Park, TX, and to acquire the Intangible Property and the Personal Property related to such Real Property and (y) to Assignee #2 its rights under the Purchase Agreement to acquire the Resident Agreements, the Leases, and the Contracts related to such Real Property.

Assignor represents and warrants that it has not pledged, assigned, sold or otherwise transferred any of its rights, title, and/or interest in, to and under the Purchase Agreement as relates to the Cedar Park Property to any person or entity other than to the Assignees pursuant to this Assignment.

Each Assignee hereby accepts the foregoing assignment and agrees to assume and be bound by all of the obligations of Assignor under the Purchase Agreement as relates to the portion of the Cedar Park Property assigned to such Assignee under this Assignment, whether occurring before, on or after the Effective Date. Notwithstanding the foregoing, nothing in this Assignment shall relieve Assignor of any liability for the performance of its obligations under the Purchase Agreement.

Capitalized terms used in this Assignment and not defined elsewhere herein shall have the same meanings as those capitalized terms set forth in the Purchase Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, Assignor and Assignees have executed this Assignment of Purchase Agreement – Cedar Ridge Property as of February 27, 2014.

ASSIGNOR:

CHP PARTNERS, LP, a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, its general partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, its sole member

		By:	/s/ Tracey B. Bracco
		Name:	Tracey B. Bracco
		Title:	Vice President

ASSIGNEES:

CHP ISLE AT CEDAR RIDGE TX OWNER, LLC, a Delaware limited liability company

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice President

CHP ISLE AT CEDAR RIDGE TX TENANT CORP., a Delaware corporation

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice President

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